UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 16, 2017 (June 16, 2017)

OWL ROCK CAPITAL CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01190	47-5402460
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, 41st Floor New York, NY		10167
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 419-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01 – Other Events.

For the period from April 1, 2017 through June 16, 2017, Owl Rock has originated an aggregate principal amount of $980.4 million, of which Owl Rock Capital Corporation retained an aggregate principal amount of $733.9 million on our balance sheet prior to any subsequent exits or repayments.

During this period, we funded $680.7 million of principal, of which $629.7 million of principal funding activity was in new investment commitments in new portfolio companies. Our principal funding activity in new investment commitments in new portfolio companies for the period from April 1, 2017 through June 16, 2017 is presented below.

($ amounts in thousands)
Company	Industry	Facility Type	Interest Rate	Maturity Date		Funded Commitment
DTZ U.S. Borrower, LLC (dba Cushman & Wakefield)	Buildings and real estate	Second lien senior secured	L + 7.75%	11/4/2022		$125,000
Feradyne Outdoors, LLC	Consumer products	First lien senior secured	L + 6.25%	5/25/2023		$115,500
Dominion Web Solutions, LLC	Internet software and services	First lien senior secured	L + 6.25%	6/17/2024		$108,837
Geodigm Corporation (dba National Dentex)	Healthcare equipment and services	First lien senior secured	L + 6.54%	12/1/2021		$70,113
CIBT Global, Inc	Business services	Second lien senior secured	L + 7.75%	6/1/2025		$49,000
SABA Software, Inc.	Human resource support services	First lien senior secured	L +5.50%	5/1/2023		$45,050
Pexco LLC	Manufacturing	Second lien senior secured	L + 8.00%	5/8/2025		$37,000
Dade Paper & Bag, LLC (dba Imperial)	Distribution	First lien senior secured	L + 7.50%	6/9/2024		$33,500
PetVet Care Centers, LLC	Healthcare equipment and services	First lien senior secured	L +6.00%	6/8/2023		$31,360
Blount International Inc.	Manufacturing	First lien senior secured	L +5.00%	4/12/2023		$14,388
					Total	$629,748

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Owl Rock Capital Corporation

June 16, 2017	By:	/s/ Alan Kirshenbaum
Name: Alan Kirshenbaum
Title: Chief Operating Officer and Chief Financial Officer